UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  August 25, 2016

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 25, 2016, ITT Educational Services, Inc. (the “Company”) received a letter (the “ED Letter”) from the U.S. Department of Education (the “ED”) citing the August 17, 2016 letter (the “ACICS Letter”) from the Accrediting Council for Independent Colleges and Schools (“ACICS”) to the Company, which continued ACICS’ show-cause directive against the Company.  The ED Letter summarizes the ACICS standards that ACICS has indicated the Company has not yet demonstrated full compliance with, and related concerns of ACICS.  The ED Letter states that the Company has failed to meet the requirements established by ACICS, as required by the Company’s Program Participation Agreement with the ED.  The ED Letter provides that as a result of those facts and other information, including as detailed in previous communications from the ED to the Company, the ED is imposing the following conditions on the Company’s continued participation in funding under the federal student financial aid programs under Title IV (the “Title IV Program”):

•
the surety provided by the Company to the ED must be increased from the current $94.4 million to $247.3 million, which amount represents 40% of the Title IV Program funds received by the ITT Technical Institutes during the most recently completed fiscal year;

•	the additional amount of $152.9 million (the “Additional Surety”) must be provided to the ED within 30 days from the date of the ED Letter;
•
effective immediately, all ITT Technical Institutes are required to make all Title IV Program fund disbursements under the Heightened Cash Monitoring 2 payment method, which requires the Company to make disbursements to students from its own institutional funds, and then submit a request for reimbursement of those funds to the ED;

•	the ITT Technical Institutes are restricted from enrolling or beginning classes for any new students who may receive Title IV Program funds;
•
the ITT Technical Institutes must provide all students with a notice disclosing the ACICS show-cause directives, including the fact that ACICS accreditation standards state that the “Council determines that [the] institution is not in compliance with the Accreditation Criteria, and is unlikely to become in compliance”;

•	the ITT Technical Institutes must provide to the ED within 30 days of the ED Letter teach out agreements for all ITT Technical Institutes;
•
the Company may not pay, or agree to pay, any bonuses, severance payments, raises or retention payments to any of its management or directors, nor may it pay special dividends or make any expenditures out of the ordinary course of business and consistent with prior practices, without approval from the ED; and

•
the Company remains required to provide information to the ED as previously required by the ED, and previously disclosed by the Company, regarding various events and regarding the Company’s operations, finances and future plans.

The ED Letter also provides that if the Company fails to meet any of these requirements, it will demonstrate to the ED that the Company is incapable of meeting the fiduciary and financial responsibility standards established by the Higher Education Act and the ED’s regulations.  The ED Letter states that, accordingly, the failure to meet these standards will result in the referral of this matter to the ED’s Administrative Actions and Appeals Service Group for administrative action, including the potential revocation of the Program Participation Agreements for the ITT Technical Institutes, in which case the ITT Technical Institutes would no longer be eligible to participate in Title IV Programs.

The Company is evaluating these additional sanctions and requirements, as well as all options available to it.

Except for the historical information contained herein, the matters discussed herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company’s management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: the failure of the company to fund the Additional Surety; the failure of the company to be able to comply with the other requirements of the ED Letter; the failure of the company to show cause to ACICS’ satisfaction that the company’s institutions’ grants of accreditation should not be withdrawn or conditioned; the impact of adverse actions by the ED; the impact if the ED does not renew its recognition of ACICS; the action by the U.S. Securities and Exchange Commission against the company; the failure of the sale and leaseback of certain of the company’s real property to close; the issues or negative determinations related to the restatement of the company’s financial statements; the company’s failure to submit its 2013 audited financial statements and 2013 compliance audits with the ED by the due date; the impact of the consolidation of variable interest entities on the company and the regulations, requirements and obligations that it is subject to; the inability to obtain any required amendments or waivers of noncompliance with covenants under the company’s financing agreement; the company’s inability to remediate material weaknesses, or the discovery of additional material weaknesses, in the company’s internal control over financial reporting; the company’s exposure under its guarantees related to private student loan programs; the outcome of litigation, investigations and claims against the company; the failure of potential settlements to be approved and finalized on the terms proposed or initially agreed to; the effects of the cross-default provisions in the company’s financing agreement; changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company’s eligibility to participate in, student financial aid programs utilized by the company’s students; business conditions in the postsecondary education industry and in the general economy; the company’s failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company’s ability to implement its growth strategies; the company’s ability to retain or attract qualified employees to execute its business and growth strategies; the company’s failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company’s existing program offerings and new curricula; the company’s ability to repay moneys it has borrowed; the company’s ability to collect internally funded financing from its students; and other risks and uncertainties detailed from time to time in the company’s filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2016

ITT Educational Services, Inc.

By:	/s/ Rocco F. Tarasi, III
Name:	Rocco F. Tarasi, III
Title:	Executive Vice President, Chief
Financial Officer